UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 15, 2016

Lincoln Educational Services Corporation
(Exact Name of Registrant as Specified in Charter)

New Jersey (State or other jurisdiction of incorporation)	000-51371 (Commission File Number)	57-1150621 (I.R.S. Employer Identification No.)

200 Executive Drive, Suite 340 West Orange, New Jersey 07052 (Address of principal executive offices)	07052 (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 15, 2016, Lincoln Educational Services Corporation (the “Company”) and Kenneth Swisstack, Executive Vice President and General Counsel of the Company,  mutually agreed to terminate Mr. Swisstack’s employment agreement, dated as of June 2, 2014, as amended on March 12, 2015, following Mr. Swisstack’s resignation from the Company tendered on such date.  The Company and Mr. Swisstack have  entered  into a Separation and Release Agreement (the “Separation Agreement”) that sets forth the terms of Mr. Swisstack’s separation of employment from the Company.

The Separation Agreement provides that Mr. Swisstack’s employment with the Company will terminate as of the close of business on January 22, 2016.  The Separation Agreement further provides, among other things, that, in consideration for a release of claims, the Company will pay Mr. Swisstack a lump sum cash payment of $613,402.00, subject to withholding, a lump sum annual bonus for 2015, payable on the date that bonuses for 2015 are paid generally to the Company’s senior executives, a prorated annual bonus for 2016 (calculated in accordance with the terms of the Separation Agreement), and will reimburse Mr. Swisstack for the employer-portion of the premiums due for continuation of coverage under COBRA for a maximum period ending on January 31, 2017.

In addition, pursuant to the terms of the Separation Agreement, Mr. Swisstack has agreed to be subject to certain restrictive covenants, which, among other things, prohibit him for the duration of 24 months following the date of termination of employment, without the Company’s prior written consent, from (i) competing against the Company and (ii) soliciting employees, consultants, clients or customers of the Company or any of its affiliates or subsidiaries.

Alexandra M. Luster, who currently holds the position of Vice President and Corporate Counsel, will be assuming Mr. Swisstack’s duties and will hold the title of Interim General Counsel.

The description of the Separation Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1	Separation and Release Agreement, dated January 15, 2016, between the Company and Kenneth Swisstack.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: January 22, 2016	By:	/s/ Scott M. Shaw
		Name:	Scott M. Shaw
		Title:	CEO